Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Michael D. Cahill, President and Chief Executive Officer of VWF Bancorp, Inc. (the “Company”), and Richard W. Brackin, Chief Financial Officer and Treasurer of the Company, each certify in their capacity as an officer of the Company that they have reviewed the Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “Report”) and that to the best of their knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2024	/s/ Michael D. Cahill
Michael D. Cahill
President and Chief Executive Officer
(Principal Executive Officer)

Date: May 15, 2024	/s/ Richard W. Brackin
Richard W. Brackin
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.